UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act 0f 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2019, PriceSmart, Inc. issued a press release regarding its results of operations for its fourth quarter ended August 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

PriceSmart, Inc.’s Chief Financial Officer Maarten Jager has offered and the Company has accepted his resignation effective January 10, 2020.  Mr. Jager informed the Company he is getting married early next year and has made the decision to move back east to be closer to their families. The Company and Mr. Jager have entered into a Separation Agreement and Waiver and Release of Claims dated October 29, 2019, a copy of which is included as an exhibit to this Form 8-K.  Pursuant to the Separation Agreement, Mr. Jager will resign effective January 10, 2020, subject to the terms and conditions set forth in the Separation Agreement.  Although Mr. Jager is not entitled to severance benefits under his Employment Agreement in the event of a resignation, the Company agreed to provide the equivalent of the severance benefits provided under Mr. Jager’s Employment Agreement in exchange for the promises set forth in the Separation Agreement.

Pursuant to the Separation Agreement, and in consideration of Mr. Jager’s commitment to assist with an orderly transition, his execution and non-revocation of a release of claims in favor of the Company and his agreement to certain restrictive covenants, Mr. Jager will receive (i) severance equal to one year’s salary payable pursuant to the Company’s regular payroll schedule over a period of 24 months; (ii) if the Company has a bonus program in effect, a pro rata bonus for the relevant portion of the bonus year payable at the time all other bonuses are paid; (iii) contribution by the Company of the premium cost of Mr. Jager’s participation and that of his eligible dependents in the Company’s group health plan for a period of twelve months following termination of his employment or until he has secured other employment, whichever occurs first; and (iv) a cash bonus of $115,000 payable in the Company’s first payroll after the effective date of the release, subject to Mr. Jager’s fulfilment of his obligations during the transition period.

Under the Separation Agreement, Mr. Jager is subject to certain restrictive covenants, including obligations regarding confidential information and trade secrets and restrictions on his ability to solicit the employees and customers of the Company for a period of two years following his separation.  In addition, Mr. Jager and the Company also have agreed to a mutual non-disparagement covenant.  Mr. Jager also has agreed that he will remain available to the Company to perform such duties as the CEO may reasonably request, as well as work towards the orderly transition of his responsibilities to other Company employees, including his successor.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
10.1	Separation Agreement and Waiver and Release of Claims dated October 29, 2019 between Maarten Jager and the Company.
99.1	Press Release of PriceSmart, Inc. dated October 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019	/S/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel, Chief Ethics & Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and Waiver and Release of Claims dated October 29, 2019 between Maarten Jager and the Company.
99.1	Press Release of PriceSmart, Inc. dated October 29, 2019.